Exhibit 10.1
CAREDX, INC.
SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (this “Agreement”) is made by and between CareDx, Inc. (the “Company”), and Nathan Smith (“Executive”). The Company and Executive are sometimes collectively referred to herein as the “Parties” and individually referred to as a “Party.”
RECITALS
WHEREAS, Executive signed a Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement with the Company on May 20, 2025 (the “Confidentiality Agreement”);
WHEREAS, Executive signed a Change of Control and Severance Agreement with the company on May 21, 2025 (the “Severance Agreement”), which, among other things, provides for certain severance benefits to be paid to Executive by the Company upon the termination of Executive’s employment under certain circumstances as provided therein;
WHEREAS, Executive’s employment with the Company will terminate effective as of the close of business on February 25, 2026 (the “Termination Date”);
WHEREAS, notwithstanding anything to the contrary in the Severance Agreement, the Company and Executive agree that Executive shall receive the severance benefits set forth in Section 3(a) of the Severance Agreement as modified hereby subject to Executive’s entry into this Agreement providing for a release of claims in favor of the Company; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Executive may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment relationship with the Company and the termination of that relationship.
NOW THEREFORE, for good and valuable consideration, including the mutual promises and covenants made herein, the Company and Executive hereby agree as follows:
COVENANTS
1.Termination. Executive’s employment with the Company shall terminate effective as of the close of business on the Termination Date.
2.Separation Benefits; Payment of Salary and Receipt of All Benefits. The Company agrees that Executive shall receive (i) the severance and other benefits set forth in Section 3(a) of the Severance Agreement; provided, that the severance payments set forth in Section 3(a)(ii) of the Severance Agreement shall be paid as single lump-sum cash amount on the first regularly scheduled payroll date following the Termination Date and (ii) payment of Executive’s 2025 bonus in the amount of $91,643, (the “2025 Bonus”), to be paid on the first regularly scheduled payroll date following the Termination Date. Executive acknowledges and represents that, other than the consideration to be paid in accordance with the terms and conditions of Section 3(a) of the Severance Agreement as modified hereby, and the 2025 Bonus, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, draws, stock, stock options or other equity awards (including restricted stock unit awards), vesting, and any and all other benefits and compensation due to Executive and that no other reimbursements or compensation are owed to Executive.
3.Release of Claims. Executive agrees that the consideration to be paid in accordance with the terms and conditions of this Agreement and the Severance Agreement as modified hereby represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation the following:
(a)any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
(b)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;
(e)any and all claims for violation of the federal, or any state, constitution;
(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
(h)any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section 3 (the “Release”) will be and remain in effect in all respects as a complete general release as to the matters released. The Release does not extend to any severance obligations due Executive under this Agreement and the Severance Agreement as modified hereby. The Release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge or complaint with or participate in a charge or complaint by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company; provided, however, in each case, Executive agrees to forgo any monetary benefit from the filing of a charge or complaint with a government agency except pursuant to a whistleblower program or where Executive’s right to receive such a monetary benefit is otherwise not waivable by law. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 3. Nothing in this Agreement waives Executive’s rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.
4.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least 21 days within which to consider this Agreement; (c) Executive has 7 days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement will not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and delivers it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the General Counsel of the Company that is received prior to the Effective Date.
5.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive, being aware of California Civil Code Section 1542, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.
6.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Executive pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Executive may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement. Executive represents and warrants to the Company that (i) prior to the date Executive executes this Agreement, Executive has provided the Company with written disclosure of any unethical or illegal behavior and any material violations of the Company’s code of ethics or employment policies, in each case, that Executive has knowledge of, or, if no such written disclosure was provided, that Executive has no knowledge of any such behavior or violations provided that nothing herein shall be deemed to compel Executive to reveal whether they have participated, or intend to participate, in protected whistleblower activity, and (ii) Executive has complied with all laws and Company policies with respect to Executive’s employment with the Company. Nothing in this Section 6 shall (i) prohibit or restrict Executive (with or without notice to the Company) from engaging in any protected whistleblower activity including, but not limited to, reporting potential violations to the government, participating in associated investigations or proceedings, or seeking or receiving related awards or incentives for doing so, or (ii) prohibit or impair Executive or the Company from complying with all applicable laws.
7.Sufficiency of Consideration. Executive hereby acknowledges and agrees that Executive has received good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Release.
8.Confidential Information. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, which agreement will continue in force; provided, however, that: (a) as to any provisions regarding competition contained in the Confidentiality Agreement that conflict with the provisions regarding competition contained in the Severance Agreement, the provisions of the Severance Agreement will control; (b) as to any provisions regarding solicitation of employees contained in the Confidentiality Agreement that conflict with the provisions regarding solicitation of employees contained in this Agreement, the provisions of this Agreement will control. Notwithstanding the foregoing, nothing contained in this Agreement, the Confidentiality Agreement, the Severance Agreement or in any other agreement with the Company shall be construed to prohibit Executive from reporting possible violations of federal or state law or regulation to any governmental agency or regulatory body or making other disclosures that are protected under any whistleblower provisions of federal or state law or regulation, or from filing a charge with or participating in any investigation or proceeding conducted by any governmental agency or regulatory body, including providing documents or other information, without notice to the Company.
9.Return of Company Property; Passwords and Password-protected Documents. Executive confirms that Executive has returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control. Executive further confirms that Executive has cancelled all accounts for Executive’s benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts. Executive also confirms that Executive has delivered all passwords in use by Executive at the time of Executive’s termination, a list of any documents that Executive created or of which Executive is otherwise aware that are password-protected, along with the password(s) necessary to access such password-protected documents.
10.No Cooperation. Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive will state no more than that Executive cannot provide any such counsel or assistance. Notwithstanding any provision of this Agreement to the contrary, nothing herein or in any Company policy or agreement prevents Executive, without notifying the Company, from (i) speaking with law enforcement, Executive’s attorney, the U.S. Equal Employment Opportunity Commission, any state or local division of human rights, or fair employment agency; (ii) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any government agency; (iii) participating in a whistleblower program administered by the U.S. Securities and Exchange Commission or any other government agency; (iv) truthfully testifying in a legal proceeding or responding to or complying with a subpoena, court order, or other legal process; or (v) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive may be entitled; provided, however, in each case, Executive agrees to forgo any monetary benefit from the filing of a charge or complaint with a government agency except pursuant to a whistleblower program or where Executive’s right to receive such a monetary benefit is otherwise not waivable by law.
11.Non-disparagement. Except as otherwise provided in Section 10 above, and otherwise to the fullest extent permitted by applicable law, Executive agrees that Executive will not in any way, directly or indirectly, disparage or make negative remarks about the Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. This Section 11 shall not prevent the truthful testimony by any individual or entity in a legal proceeding or pursuant to a governmental, administrative or regulatory investigation. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.

12.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, will be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
13.Solicitation of Employees. Executive agrees that for a period of 12 months immediately following the Effective Date of this Agreement, Executive will not directly or indirectly (a) solicit, induce, recruit or encourage any of the Company’s employees to leave their employment at the Company or (b) attempt to solicit, induce, recruit or encourage, either for Executive or for any other person or entity, any of the Company’s employees to leave their employment.
14.Costs. The Parties will each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.
15.Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, WILL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR WILL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR WILL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW WILL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR WILL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION WILL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY WILL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR WILL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT WILL GOVERN.
16.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
17.No Representations. Executive represents that Executive has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
18.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision or portion of provision.
19.Entire Agreement. This Agreement (and the relevant provisions of the Severance Agreement referenced herein and modified hereby) represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Severance Agreement as modified hereby, the Confidentiality Agreement, and Executive’s written equity compensation agreements with the Company.
20.No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Chairman of the Board of Directors of the Company.
21.Governing Law. This Agreement will be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.
22.Effective Date. Executive understands that this Agreement will be null and void if not executed by Executive within 21 days. Each Party has seven days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
23.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.
24.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive expressly acknowledges that:
(a)Executive has read this Agreement;
(b)Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(c)Executive understands the terms and consequences of this Agreement and of the releases it contains; and

(d)Executive is fully aware of the legal and binding effect of this Agreement.
* * * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

COMPANY	CAREDX, INC. By: /s/ John Hanna Name: John Hanna Title: CEO Dated: 25-Feb-2026
EXECUTIVE	Nathan Smith, an individual /s/ Nathan Smith (Signature) Dated: 24-Feb-2026

[Signature Page to Release of Claims]